Exhibit 32

Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Edsel R. Burns  Chief Executive Officer and Larry A. Blount, Chief Financial Officer of Energy Services of America Corporation (the “Company”) each certify in their capacity as officers of the Company that they have reviewed the Quarterly report of the Company on Form 10-Q for the quarter ended June 30, 2011 and that to the best of their knowledge:

1.      the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2.      the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 11, 2011	/s/ Edsel R. Burns
Edsel R. Burns
Chief Executive Officer

Date:	August 11, 2011	/ s/ Larry A. Blount
Larry A. Blount
Chief Financial Officer